10.2   Stock Option Agreement

June 12, 2009
COMMON STOCK OPTION
(Transferable)

NUCLEAR SOLUTIONS, INC.
(a Nevada Corporation)

For the sum of Five Thousand ($5,000) Dollars, NUCLEAR SOLUTIONS, INC., (the "CORPORATION") hereby grants to SCHRADER & ASSOCIATES DEFINED BENEFIT PENSION PLAN, (the "HOLDER"), subject to the terms and conditions hereinafter set forth, the option to purchase that number of shares of the common stock of FUEL FRONTIERS, INC. (the "Shares") on the terms and conditions set forth below:

1.  Option Shares.   The CORPORATION grants HOLDER an option to purchase common shares of Fuel Frontiers, Inc., the number of which shares shall equal 10% of the then issued and outstanding shares of Fuel Frontiers, Inc. as of the date of Option exercise.

2.  Option Exercise Price.   The Option Shares may be purchased for Three Hundred Fifty Thousand ($350,000) Dollars.

3.  Term and Exercise.

(a) The Option may be exercised by the HOLDER for all or part of the Shares on, or before September 12, 2009 (such time period being referred to herein as the “Term”) .  This Option will be void in the event the HOLDER fails to exercise this Option in the manner provided herein on, or prior to, the expiration of the Term.

(b) The HOLDER will exercise this Option, if at all, by surrendering to the CORPORATION this Option Agreement together with the Notice of Exercise attached hereto as Exhibit A, duly executed.  The surrender of this Option Agreement and the Notice of Exercise must be accompanied by payment in cash by certified check or by bank wire transfer of the Option Price (as that term is defined in Section 2).

(c) Within thirty (30) business days following the exercise of these Option by the HOLDER as provided in this paragraph, the CORPORATION will cause to be issued in the name of and delivered to the HOLDER, a certificate or certificates for the Fuel Frontier, Inc. Shares. The CORPORATION covenants and agrees that all of the Shares will be fully paid and nonassessable upon such issuance and delivery.

4.  Investment Intent; Restrictions on Transfer.

(a)  HOLDER represents and agrees that if HOLDER exercises this Option, HOLDER will acquire the Shares upon such exercise for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof. The HOLDER acknowledges that the shares issuable upon exercise of this Option  are "restricted shares" pursuant to Rule 144 of the Securities and Exchange Commission and that any resale, transfer, or other distribution of the Shares may only be made in conformity with Rule 144, the Securities Act of 1933, as amended, or any other federal statute, rule, or regulation. Upon such exercise of this Option, HOLDER shall furnish to the Company a written statement to such effect if requested, satisfactory to the Company in form and substance.

(b)  HOLDER further represents that HOLDER, has had the opportunity to ask questions of the Company concerning its business, operations and financial condition, and to obtain additional information reasonably necessary to verify the accuracy of such information.

(c)  Unless and until the Shares represented by this Option are registered under the Securities Act, all certificates representing the Shares and any certificates subsequently issued in substitution therefor and any certificate for any securities issued pursuant to any Stock split, share reclassification,  Stock dividend or other similar capital event shall bear legends in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED OR OTHERWISE QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE 'SECURITIES ACT') OR UNDER THE APPLICABLE OR SECURITIES LAWS OF ANY STATE. NEITHER THESE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE SECURITIES LAWS OF ANY STATE, UNLESS PURSUANT TO EXEMPTIONS THEREFROM.

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO THAT CERTAIN NONSTATUTORY STOCK OPTION AGREEMENT DATED ___________ BETWEEN THE COMPANY AND THE ISSUEE WHICH RESTRICTS THE TRANSFER OF THESE SHARES WHICH ARE SUBJECT TO REPURCHASE BY THE COMPANY UNDER CERTAIN CONDITIONS.

and/or such other legend or legends as the Company and its counsel deem necessary or appropriate. Appropriate stop transfer instructions with respect to the Shares have been placed with the Company's transfer agent.

5. Transferability. The HOLDER may pledge, hypothecate, sell, assign or otherwise transfer, or encumber these Options with the written consent of the CORPORATION, which will not be unreasonably withheld.

6. Notices.

Any notice, offer, acceptance, demand, request, consent, or other communication required or permitted under these Options must be in writing and will be deemed to have been duly given or made either (1) when delivered personally to the party to whom it is directed (or any officer or agent of such party), or (2) three (3) days after being deposited in the United States' mail, certified or registered, postage prepaid, return receipt requested, and properly addressed to the party to whom it is directed. A communication will be deemed to be properly addressed if sent to a party at the address provided below:

If to the CORPORATION:

Nuclear Solutions, Inc.
5505 Connecticut Ave., NW.
Washington, D.C. 20015

If to the HOLDER:

SCHRADER & ASSOCIATES DEFINED BENEFIT PENSION PLAN

7.  General Provisions

a. Entire Agreement. This Agreement (including the Schedule hereto and any written amendments hereof executed by the parties) constitutes the entire Agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

b. Sections and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

c. Governing Law. This Agreement, and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of Nevada.  The parties hereto waive trial by jury and agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction located in the District of Columbia.  In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party’s reasonable attorney’s fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled.

d. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and such counterparts together shall constitute one Agreement. For the purposes of this Agreement, a faxed copy of an executed Agreement shall be deemed to be an original.

IN WITNESS WHEREOF, this Agreement has been executed by each of the individual parties hereto on the date first above written.

NUCLEAR SOLUTIONS, INC.

By:	/s/ Patrick Herda
Name: Patrick Herda
Title: Chief Executive Officer

SCHRADER & ASSOCIATES DEFINED BENEFIT PENSION PLAN

By:	/s/ Scott A. Schrader
Name: Scott A. Schrader
Title:

Attachment A
NOTICE OF EXERCISE

Nuclear Solutions, Inc.

Nonstatutory Stock Option

Notice is hereby given pursuant to Section 3 of my Stock Option Agreement that I elect to purchase the number of shares set forth below at the exercise price set forth in my option agreement:

Stock Option Agreement dated:	June 12, 2009
Number of shares being purchased:	10% of the issued and outstanding stock of FFI
Exercise Price:	$350,000.00

The Option exercise amount of $350,000.00 has been wire transferred to the CORPORATION’s account or a certified check in the amount of $350,000.00 is attached.

I hereby confirm that such shares are being acquired by me for my own account for investment purposes, and not with a view to, or for resale in connection with, any distribution thereof. I will not sell or dispose of my Shares in violation of the Securities Act of 1933, as amended, or any applicable federal or state securities laws.

I understand that the certificate representing the Option Shares will bear a restrictive legend within the contemplation of the Securities Act and as required by such other state or federal law or regulation applicable to the issuance or delivery of the Option Shares.

Further, I understand that, as a result of this exercise of rights, I will recognize income in an amount equal to the amount by which the fair market value of the Shares exceeds the exercise price. I agree to report such income in accordance with then applicable law and to cooperate with Company in establishing the withholding and corresponding deduction to the Company for its income tax purposes.

I agree to provide to the Company such additional documents or information as may be required pursuant to the Company's  NONSTATUTORY Stock Option policies.

SCHRADER & ASSOCIATES DEFINED BENEFIT PENSION PLAN

By:	/s/ Scott A. Schrader	Date:
Name: Scott A. Schrader
Title:

COMMON STOCK OPTION: PAGE 2